UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant as Specified in Charter)
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STATE OF MARYLAND (State or Other Jurisdiction of Incorporation)	1-12803 (Commission File Number)	04-2458042 (I.R.S. Employer Identification No.)

321 Railroad Avenue, Greenwich, CT (Address of Principal Executive Offices)	06830 (Zip Code)

(203) 863-8200
(Registrant's telephone number, including area code)
N/A
(Former Name or Former address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 12, 2018, Charles J. Urstadt, age 90, the Chairman of the Board of Directors of Urstadt Biddle Properties Inc. (the “Company”), informed the Board that he would step down as Chairman effective January 1, 2019, having served in that capacity since 1986. Mr. Urstadt joined the Company as a director in 1975 and served as Chief Executive Officer from 1989 to 2013.  Although Mr. Urstadt is stepping down as Chairman, he will remain on the Board of Directors as Chairman Emeritus and with the Company as an executive.
The Nominating and Corporate Governance Committee recommended and the Board of Directors appointed Charles D. Urstadt, age 59, to succeed Charles J. Urstadt as executive Chairman of the Board of Directors.   Charles D. Urstadt has served on the Board of Directors since 1997 and as Vice Chairman since 2017.
Willing L. Biddle remains President and Chief Executive Officer, as well as a member of the Board of Directors.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Not applicable.
(d)	The following exhibit is furnished as part of this report:
Press release dated December 17, 2018 is filed as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 17, 2018	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer